UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

DATE OF REPORT (Date of earliest event reported): FEBRUARY 9, 2009

000-15701

(Commission file number)

NATURAL ALTERNATIVES INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	84-1007839
(State of incorporation)	(IRS Employer Identification No.)

1185 Linda Vista Drive San Marcos, California 92078	(760) 744-7340
(Address of principal executive offices)	(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective February 9, 2009, the Board of Directors of Natural Alternatives International, Inc., a Delaware corporation (“NAI”), approved certain changes to NAI’s bylaws to better reflect NAI’s current structure with respect to the number of its officers and their respective titles and duties. Specifically, the changes included amendments to: (i) Section 3.09 to allow the Chairman of the Board or the Chief Executive Officer to call special meetings of the Board of Directors in place of the President; (ii) Section 4.01 to provide that the Board of Directors shall appoint a Chief Executive Officer, Chief Financial Officer and Secretary and may create such other offices and appoint such other officers as it may determine, whereas previously the Board of Directors was required to appoint a President, one or more Vice Presidents, a Secretary, a Chief Financial Officer and a Treasurer; and (iii) certain other sections to conform such sections to the changes to Section 4.01. A copy of the Amended and Restated Bylaws as adopted on February 9, 2009 are filed with this report as Exhibit 3(ii).

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

3(ii)	Amended and Restated By-laws of Natural Alternatives International, Inc. dated as of February 9, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Natural Alternatives International, Inc.

Date:	February 13, 2009	By:	/s/ Ken Wolf
Ken Wolf
Chief Financial Officer